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                                                                      EXHIBIT 21


THE PNC FINANCIAL SERVICES GROUP, INC.
SCHEDULE OF CERTAIN SUBSIDIARIES
(AS OF FEBRUARY 29, 2000)

                                               STATE OR OTHER JURISDICTION OF
NAME (1)                                       INCORPORATION OR ORGANIZATION
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PNC Bancorp, Inc.                              Delaware
    PNC Bank, National Association             United States
      PNC Commercial Management, Inc.          Delaware
      BlackRock, Inc.                          Delaware
      PNC Mortgage Corp. of America            Ohio

    PNC Bank, Delaware                         Delaware
    PNC Bank, FSB                              United States
    PNC Advisors, National Association         United States


PNC Holding, LLC                               Delaware
    PFPC Worldwide Inc.                        Delaware
    PNC Funding Corp                           Pennsylvania


(1) Subsidiaries omitted from this schedule do not in the aggregate constitute a "significant subsidiary" within the meaning of Rule 1-02 (w) of Regulation S-X.